               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
                          ------------

                           FORM 8-A/A
                        (Amendment No.1)

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                     LEC TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



     DELAWARE                    11-2990598
  (State of Incorporation     (IRS Employer
  or Organization)            Indentification Number)

6540 South Pecos Road, Suite 103 Las Vegas, Nevada     89120
(Address of principal executive offices)            (zip code)


If this Form relates to the        If this Form relates to the
registration of a class of debt    registration of a class of debt
securities and is effective        securities and is to become
upon filing pursuant to General    effective simultaneously with
Instruction A(c)(1) please check   the effectiveness of a
the following [ ]                  concurrent registration
                                   statement under the Securities
                                   Act of 1933 pursuant to General
                                   Instruction A(c)(2) please
                                   check the following box.[ ]

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class                Name of Each Exchange on Which
to be so Registered                Each Class is to be Registered
-----------------------            -------------------------------
           None                                        None


Securities to be Registered Pursuant to Section 12(g) of the Act:

                    Class C Common Stock Purchase Warrants
                    Class D Common Stock Purchase Warrants

Item 1.  Description of Registrant's Securities to be Registered.

          LEC Technologies, Inc. (the "Company" or "Registrant") has issued and outstanding Class C Common Stock Purchase Warrants (the "Class C Warrants"), to purchase up to an aggregate of 2,319,993 shares of the Company's common stock, $0.01 par value per share (the "Common Stock") and Class D Common Stock Purchase Warrants (the "Class D Warrants" and, together with the Class C Warrants, the "Common Stock Purchase Warrants"), to purchase up to an aggregate of 2,319,993 shares of Common Stock. On March 3, 1998, the Company and American Stock Transfer and Trust Company (the "Transfer Agent") entered to an Amended and Restated Warrant Agency Agreement (the "Amended and Restated Warrant Agency Agreement") in order to reflect the reduced exercise price and the extended expiration date of the Common Stock Purchase Warrants and in order to make certain clarifying amendments which have not adversely affected the interest of the registered holders of the Common Stock Purchase Warrants.

          The following description of certain matters relating to the Common Stock Purchase Warrants is a summary and is qualified in its entirety by the provisions of the Amended and Restated Warrant Agency Agreement, which is incorporated by reference herein and is filed as an exhibit hereto. See "Item 2. Exhibits."

The Class C Common Stock Purchase Warrants and
The Class D Common Stock Purchase Warrants

          Each Common Stock Purchase Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.25 per share (the "Exercise Price"). The Common Stock Purchase Warrants are currently exercisable and expire on April 30, 1999. The Exercise Price and the number of shares issuable upon exercise of the Common Stock Purchase Warrants are subject to automatic adjustment upon the occurrence of certain events, including the issuance of Common Stock as a dividend on shares of Common Stock, subdivisions or combinations of the Common Stock or similar events. Except as stated in the preceding sentence, the Common Stock Purchase Warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of Common Stock for less than either the Exercise Price or the current market price of the Company's securities.

          In certain cases, the sale of securities by the Company upon exercise of any Common Stock Purchase Warrants could violate the securities laws of the United States, certain states thereof of other jurisdictions. The Company may, in its sole discretion, cause a registration statement with respect to such securities to be filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, to cause such registration to continue to be effective during the term of the Common Stock
Purchase Warrants and to take such other actions under the laws of various states as may be required to cause the sale of securities upon exercise of any Common Stock Purchase Warrants to be lawful. However, the Company will not honor the exercise of any Common
Stock Purchase Warrants if, in the opinion of counsel, the sale of securities upon such exercise would not be lawful. Hence, no Common Stock Purchase Warrants may be exercised in the absence of an effective registration statement covering the sale of the shares underlying such Common Stock Purchase Warrants or an exemption from registration thereof.

          The Company has instructed the Transfer Agent to reserve from the Company's authorized but unissued shares a sufficient number of shares of Common Stock for issuance upon exercise of the Common Stock Purchase Warrants. During the period in which a Common Stock Purchase Warrant is exercisable, exercise of such Common Stock Purchase Warrant may be effected by delivery of the Common Stock Purchase Warrant, duly endorsed for exercise and accompanied by payment of the Exercise Price and any applicable taxes or governmental charges, to the Warrant Agent. The shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants will be, when issued in accordance with the terms of the Amended and Restated Warrant Agency Agreement and the Common Stock Purchase Warrants, fully paid and nonassessable.

          For the life of the Common Stock Purchase Warrants, the holders thereof have the opportunity to profit from a rise in the market for the Common Stock, with a resulting dilution in the interest of all other stockholders of the Company. So long as the Common Stock Purchase Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of such Common Stock Purchase Warrants might be expected to exercise them at a time when the Company could, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by such Common Stock Purchase Warrants.

          The holders of the Common Stock Purchase Warrants have no rights as stockholders of the Company until their Common Stock
Purchase Warrants are duly exercised.

Item 2.  Exhibits.

     Filed herewith are the following exhibits to the Registrant's
Form 8-A/A.

     Exhibit
     Number                Description

     4.0* Specimen Certificate of Common Stock.

     4.1  Form of Class C Warrant Certificate.

     4.2  Form of Class D Warrant Certificate.

     4.3 Form of Amended and Restated of Warrant Agency Agreement dated as March 3, 1998, between the Company and American Stock Transfer & Trust Company, as Warrant Agent.

* Incorporated by reference to the Registrant's Registration
Statement on Form S-2, Registration Number 33-64246, as filed with the Securities and Exchange Commission on June 10, 1993.

                                        SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              LEC TECHNOLOGIES, INC.



                              /s/ Michael F. Daniels
                              ---------------------------
                              By:  Michael F. Daniels
                                   Title:  President & Chief
Executive Officer


DATED:  March 3, 1998

114578

                    EXHIBIT 4.1 TO FORM 8A/A


                                               Warrants



               CLASS C COMMON STOCK PURCHASE WARRANTS

                    LEC TECHNOLOGIES, INC.

          Incorporated Under the Laws of the State of Delaware



          THIS CERTIFIES THAT, for value received,           , the
registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from LEC TECHNOLOGIES, INC. , a Delaware corporation (the "Company"), commencing on September 1, 1996 and until the close of business on April 30, 1999, at the purchase price of $1.25 (the "Exercise Price") the number of shares of Common Stock of the Company (the "Common Stock"), which is equal to the number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Amended and Restated Warrant Agency Agreement dated as of March 3, 1998 by and between the Company and American Stock Transfer & Trust Company (the "Warrant Agency Agreement") executed in connection herewith, and these Warrants are subject to repurchase by the Company on the terms and conditions contained in such Warrant Agency Agreement.

          This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of American Stock Transfer & Trust Company (the "Warrant Agent") in New York, New York. Payment of such price shall be made at the option of the Holder hereof in cash or by check.

          This Warrant is one of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of up to 2,319,993 shares of Common Stock and is issued under and in accordance with the Warrant Agency Agreement and is subject to the terms and provisions contained in the Warrant Agency Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agency Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent in New York, New York, in the manner and subject to the limitations set forth in the Warrant Agency Agreement.

          The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

          This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          Unless and until so surrendered, this certificate shall not be deemed for all purposes (subject to the further provisions of this paragraph) to evidence the ownership of the whole number of shares of Common Stock into which the Warrants evidenced hereby have been so converted. Unless and until this certificate shall be so surrendered, dividends or distributions payable to holders of record of shares of Common Stock shall not be paid to the holder of this certificate.

          This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant
Agent.

DATED:

Countersigned:

AMERICAN STOCK TRANSFER
  & TRUST COMPANY, Warrant Agent



By:
---------------------------------


                                   LEC TECHNOLOGIES, INC.



                                   By:
                                   ------------------------------
                                   President


                                   Attest:
                                   ------------------------------

                    LEC TECHNOLOGIES, INC.

                         Purchase Form

                         Mailing Address:

--------------------------              -----------------------

--------------------------              -----------------------

--------------------------              -----------------------

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares to be issued in the name of:

----------------------------------------------------------------
     (Please Print Name, Address and Social Security No.)

-----------------------------------------------------------------

-----------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below:

DATED:         , 199_

Name of Warrantholder or
Assignee
-----------------------------------------------------------------
                         (Please Print)
Address:
-----------------------------------------------------------------

Signature:
-----------------------------------------------------------------

Signature Guaranteed: NOTE:   The above signature must
                              correspond with the name as written
                              upon the face of this Warrant
                              Certificate in every particular,
                              without alteration or enlargement
                              or any change whatever, unless this
                              Warrant has been assigned.

                         ASSIGNMENT


     (To be signed only upon assignment of Warrant)



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns
and transfers unto                           (Name and Address of
Assignee Must Be Printed or Typewritten) the within Warrant, hereby
irrevocably constituting and appointing                    Attorney
to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:         , 199_

                                   --------------------------
                                   Signature of Registered Holder

Signature Guaranteed:  NOTE:       The above signature must
                                   correspond with the name as
                                   written on the face of this
                                   Warrant Certificate in every
                                   particular, without alteration
                                   or enlargement or any change
                                   whatever.

                    EXHIBIT 4.2 TO FORM 8A/A

                                              Warrants



                CLASS D COMMON STOCK PURCHASE WARRANTS

                         LEC TECHNOLOGIES, INC.

          Incorporated Under the Laws of the State of Delaware



          THIS CERTIFIES THAT, for value received,           , the
registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from LEC TECHNOLOGIES, INC., a Delaware corporation (the "Company"), commencing September 1, 1996 and until the close of business on April 30, 1999, at the purchase price of $1.25 (the "Exercise Price") the number of shares of Common Stock of the Company (the "Common Stock"), which is equal to the number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Amended and Restated Warrant Agency Agreement dated as of March 3, 1998 by and between the Company and American Stock Transfer & Trust Company (the "Warrant Agency Agreement") executed in connection herewith, and these Warrants are subject to repurchase by the Company on the terms and conditions contained in such Warrant Agency Agreement.

          This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of American Stock Transfer & Trust Company (the "Warrant Agent") in New York, New York. Payment of such price shall be made at the option of the Holder hereof in cash or by check.

          This Warrant is one of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of up to 2,319,993 shares of Common Stock and is issued under and in accordance with the Warrant Agency Agreement and is subject to the terms and provisions contained in the Warrant Agency Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agency Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent in New York, New York, in the manner and subject to the limitations set forth in the Warrant Agency Agreement.

          The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

          This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          Unless and until so surrendered, this certificate shall not be deemed for all purposes (subject to the further provisions of this paragraph) to evidence the ownership of the whole number of shares of Common Stock into which the Warrants evidenced hereby have been so converted. Unless and until this certificate shall be so surrendered, dividends or distributions payable to holders of record of shares of Common Stock shall not be paid to the holder of this certificate.

          This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant
Agent.

DATED:

Countersigned:

AMERICAN STOCK TRANSFER
  & TRUST COMPANY, Warrant Agent



By:
----------------------------------


                                   LEC TECHNOLOGIES, INC.



                                   By:
                                   ------------------------------
                                   President


                                   Attest:
                                   ------------------------------

                         LEC TECHNOLOGIES, INC.

                              Purchase Form

                              Mailing Address:

-----------------------                 -------------------------

-----------------------                 -------------------------

-----------------------                 -------------------------
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares to be issued in the name of:

-----------------------------------------------------------------
     (Please Print Name, Address and Social Security No.)

-----------------------------------------------------------------

-----------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below:

DATED:         , 199_


Name of Warrantholder or
Assignee
-----------------------------------------------------------------
                         (Please Print)

Address:
-----------------------------------------------------------------

Signature:
-----------------------------------------------------------------

Signature Guaranteed: NOTE:   The above signature must
                              correspond with the name as written
                              upon the face of this Warrant
                              Certificate in every particular,
                              without alteration or enlargement
                              or any change whatever, unless this
                              Warrant has been assigned.

                         ASSIGNMENT

     (To be signed only upon assignment of Warrant)



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns
and transfers unto                            (Name and Address of
Assignee Must Be Printed or Typewritten) the within Warrant, hereby
irrevocably constituting and appointing                    Attorney
to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:         , 199_

                                   ------------------------------
                                   Signature of Registered Holder

Signature Guaranteed:  NOTE:       The above signature must
                                   correspond with the name as
                                   written on the face of this
                                   Warrant Certificate in every
                                   particular, without alteration
                                   or enlargement or any change
                                   whatever.




114578
                                                  EXECUTION COPY

                    EXHIBIT 4.3 TO FORM 8A/A

                      AMENDED AND RESTATED
                    WARRANT AGENCY AGREEMENT

          AMENDED AND RESTATED WARRANT AGENCY AGREEMENT dated as of March 3, 1998 between LEC TECHNOLOGIES, INC. a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as
Warrant Agent (the "Warrant Agent").

          WHEREAS, the Company and the Warrant Agent entered into a Warrant Agency Agreement dated as of April 30, 1996, as amended by an Amendment to Warrant Agency Agreement dated as of October 30, 1996 (collectively the "Original Warrant Agency Agreement);

          WHEREAS, the Company has issued (i) Class C Common Stock Purchase Warrants, as hereinafter described (the "Class C Warrants"), to purchase up to an aggregate of 2,319,993 shares of its Common Stock, $0.01 par value per share (the "Common Stock") and (ii) Class D Common Stock Purchase Warrants, as hereinafter described (the "Class D Warrants"), to purchase up to an aggregate of 2,319,993 shares of its Common Stock (the Class C Warrants together with the Class D Warrants, are hereinafter referred to as the "Warrants"), to purchase up to an aggregate total for both Class C Warrants and Class D Warrants of 4,639,986 shares of the Common Stock (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with the issuance (the "Issuance") by the Company, of the Warrants;

          WHEREAS, the Company, by action of its Board of Directors on September 19, 1997, pursuant to Section 10.6 of the Original Warrant Agency Agreement (i) reduced the exercise price of (x) the Class C Warrants from $1.625 to $1.25 and (y) the Class D Warrants from $1.75 to $1.25 and (ii) extended the expiration date of the Class C Warrants and the Class D Warrants to April 30, 1999;

          WHEREAS, the Company wishes to amend and restate in its entirety the Original Warrant Agency Agreement in order to (i) reflect the reduced exercise price and the extended expiration date of the Warrants and (ii) make certain clarifying amendments which shall not adversely affect the interest of the Holders (as hereinafter defined); and

          WHEREAS, the Company wishes the Warrant Agent to continue to act on behalf of the Company in connection with the issuance, division, transfer, exchange and exercise of the Warrants and the Warrant Agent is willing to act as such.

          NOW, THEREFORE, in consideration of the premises and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

     Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

     Section 2.  Form of Warrant.

          2.1 Registration. The Warrants shall be numbered and shall be registered in a Warrant Register as they are issued. The Company and the Warrant Agent shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of the Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

          2.2 Form of Warrant. The text of the Warrants and of the Purchase Form shall be substantially as set forth in Exhibits A and B attached hereto. The Exercise Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof) per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, or its President, under its corporate seal reproduced thereon, attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

          Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

          Warrants shall be dated as of the date of counter-signature thereof by the Warrant Agent (as provided below) either upon initial issuance or upon division, exchange, substitution or transfer.

     Section 3. Countersignature of Warrants. The Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. The Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such proper officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, or the Secretary or the Assistant Secretary of the Company, countersign, issue and deliver the Warrants entitling the Holders thereof to purchase the Warrant Shares and shall countersign and deliver the Warrants as otherwise provided in this Agreement.

     Section 4. Exchange of Warrant Certificates. Each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

     Section 5.  Terms of Warrants; Exercise of Warrants.

          5.1 Terms of Warrants. Subject to the terms of this Agreement, (i) each Holder of a Class C Warrant shall have the right, which may be exercised commencing September 1, 1996 and until the close of business on April 30, 1999 (the "Expiration Date") to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Class C Warrants and (ii) each Holder of a Class D Warrant shall have the right, which may be exercised commencing September 1, 1996 and until the close of business on the Expiration Date to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Class D Warrants.

          5.2 Exercise of Warrants. A Warrant may be exercised upon surrender to the Company, at the principal office of the Warrant Agent in New York, New York, of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent, for the account of the Company, of the Exercise Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by check.

          Subject to Section 6 hereof, upon such surrender of the Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with such cash as provided in Section 11 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided further, however, that the transfer of books or record, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section 5 and of
Section 3 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant certificates duly exercised on behalf of the Company for such purpose.

          In certain cases, the sale of securities by the Company upon exercise of the Warrants could violate the securities laws of the United States, certain states or other jurisdictions. Neither the Company nor the Warrant Agent will be required to honor the exercise of the Warrants if, in the opinion of counsel, the sale of securities upon such exercise would be unlawful.

     Section 6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrant Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the Holder of the Warrants in respect of which such Warrant Shares are issued.

     Section 7. Mutilated or Missing Warrants. In case of any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and indemnity, if requested, also satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 8.  Reservation of Warrant Shares; Purchase of
Warrants.

          8.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. American Stock Transfer
& Trust Company, the transfer agent (the "Transfer Agent") for the Common Stock, and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid, will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Transfer Agent is hereby irrevocably authorized to requisition from time to time from the Company the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof. All Warrants surrendered in exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company.

          8.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire the Warrants at such times, in such manner and for such consideration as it may deem appropriate.

          8.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire the Warrants, the same shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

     Section 9.  Exercise Price.

          9.1 Class C Exercise Price. The price per share at which Warrant Shares shall be purchasable upon exercise of the Class C
Warrants (the "Class C Exercise Price") shall be $1.25, subject to adjustment pursuant to Section 10 hereof.

          9.2 Class D Exercise Price. The price per share at which Warrant Shares shall be purchasable upon exercise of the Class D
Warrants (the "Class D Exercise Price") shall be $1.25, subject to adjustment pursuant to Section 10 hereof.

     Section 10. Adjustment of Exercise Price and Number of Warrant Shares and Extension for Expiration Date. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

          10.1 Mechanical Adjustments.  The number of Warrant
Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of the Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          (d) For the purpose of this Section 10.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter, the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraph (a) above, and the provisions of this Agreement with respect to the Warrant Shares, shall apply on like terms to any such other shares.

          10.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder of notice of such adjustment or adjustments and shall deliver to the

Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

          10.3  No Adjustment for Dividends.  Except as provided in
Section 10, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

          10.4  Preservation of Purchase Rights Upon
Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Section 10. The provisions of this Section 10.4 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

          10.5 Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially number pursuant to this Agreement.

          10.6 Reduction of Exercise Price, Extension of Expiration Date and Acceleration of Exercise. The Company is hereby authorized to reduce the Exercise Price and/or extend the Expiration Date of each class of Warrants by resolution of its Board of Directors. The reduction of the Exercise Price may, but is not required to be, for a period expiring prior to the Expiration Date (that is, the Company may reduce the Exercise Price for a limited period of time after which it may readjust upward, but no higher than the initial Exercise Price). In addition, the Company, in its discretion and at the request of a Holder, may accelerate the date upon which such Holder's Warrants may be exercised.

     Section 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants. If more than one Warrant shall be presented to exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then current Exercise Price per Warrant Share, multiplied by such fraction.

     Section 12. No Rights as Shareholders; Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent to or receive notice as shareholders in respect of any meeting of shareholders for the election of director of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to exercise of the Warrants, any of the following events shall occur:
          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend on a dividend payable in additional shares of Common Stock) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe thereto; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrant Agent and the Holders as provided in Section 18 hereof.

     Section 13. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agency Agreement. The Warrant Agent shall account promptly to the Company with respect to the Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office in New York, New York. The Company shall supply the Warrant Agent, from time to time, with such numbers of copies of this Agreement as the Warrant Agent may request.

     Section 14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in the case at that time any of the Warrant shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not deliver, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have full force provided in the Warrants and in this Agreement.

     Section 15. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligation imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

          15.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          15.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

          15.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

          15.4 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel to the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          15.5 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, a Vice

President, the Treasurer or the Secretary or Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          15.6 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result or the Warrant Agent's negligence or bad faith.

          15.7 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any cost and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          15.8 Other Transactions in Securities of Company. The Warrant Agent, any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant
Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          15.9 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          15.10 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          15.11 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

          15.12 Instructions from the Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer or officers.

     Section 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty (30) days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $2,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment to the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such successor warrant agent.

     Section 17. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

     Section 18. Notices. Any notices pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or delivered (a) to the Company, at its offices at 6540 South Pecos Road, Suite 103, Las Vegas, Nevada 89120, with copies to Werbel & Carnelutti, a Professional Corporation, 711 Fifth Avenue, New York, New York 10022, Attention: Stephen M. Davis, Esq.; or (b) to the Warrant Agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

          Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or delivered to such Holders at their respective addresses on the books of the Warrant Agent.

     Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holder in order to cure any ambiguity or error or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or in the registration statement pertaining to the Warrants, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interest of the Holders.

     Section 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 21. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 22. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 18.

     Section 23. Benefits of this Agreement. Nothing in this Agreement shall be construed or give any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

     Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 25. Captions. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restated Warrant Agency Agreement to be duly executed, all as of the day and year first above written.

                              LEC TECHNOLOGIES, INC.




                              By:  /s/ Michael F. Daniels
                              -------------------------------
                              Name:  Michael F. Daniels
                              Title: Chief Executive Officer
                                     and President
[CORPORATE SEAL]
Attest:




-----------------------------------



                                AMERICAN STOCK TRANSFER
                                & TRUST COMPANY, as Warrant Agent



                              By:  /s/ Herbert  J. Lemmer
                              ---------------------------------
                              Name:   Herbert J. Lemmer
                              Title:  Vice President

[CORPORATE SEAL]
Attest:



/s/ Susan Silber
-----------------------------

114405

                                                       EXHIBIT A

                                               Warrants



               CLASS C COMMON STOCK PURCHASE WARRANTS

                    LEC TECHNOLOGIES, INC.

          Incorporated Under the Laws of the State of Delaware



          THIS CERTIFIES THAT, for value received,           , the
registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from LEC TECHNOLOGIES, INC. , a Delaware corporation (the "Company"), commencing on September 1, 1996 and until the close of business on April 30, 1999, at the purchase price of $1.25 (the "Exercise Price") the number of shares of Common Stock of the Company (the "Common Stock"), which is equal to the number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Amended and Restated Warrant Agency Agreement dated as of March 3, 1998 by and between the Company and American Stock Transfer & Trust Company (the "Warrant Agency Agreement") executed in connection herewith, and these Warrants are subject to repurchase by the Company on the terms and conditions contained in such Warrant Agency Agreement.

          This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of American Stock Transfer & Trust Company (the "Warrant Agent") in New York, New York. Payment of such price shall be made at the option of the Holder hereof in cash or by check.

          This Warrant is one of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of up to 2,319,993 shares of Common Stock and is issued under and in accordance with the Warrant Agency Agreement and is subject to the terms and provisions contained in the Warrant Agency Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agency Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent in New York, New York, in the manner and subject to the limitations set forth in the Warrant Agency Agreement.

          The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

          This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          Unless and until so surrendered, this certificate shall not be deemed for all purposes (subject to the further provisions of this paragraph) to evidence the ownership of the whole number of shares of Common Stock into which the Warrants evidenced hereby have been so converted. Unless and until this certificate shall be so surrendered, dividends or distributions payable to holders of record of shares of Common Stock shall not be paid to the holder of this certificate.

          This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant
Agent.

DATED:

Countersigned:

AMERICAN STOCK TRANSFER
  & TRUST COMPANY, Warrant Agent



By:
---------------------------------


                                   LEC TECHNOLOGIES, INC.



                                   By:
                                   ------------------------------
                                   President


                                   Attest:
                                   ------------------------------

                    LEC TECHNOLOGIES, INC.

                         Purchase Form

                         Mailing Address:

--------------------------              -----------------------

--------------------------              -----------------------

--------------------------              -----------------------

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares to be issued in the name of:

----------------------------------------------------------------
     (Please Print Name, Address and Social Security No.)

-----------------------------------------------------------------

-----------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below:

DATED:         , 199_

Name of Warrantholder or
Assignee
-----------------------------------------------------------------
                         (Please Print)
Address:
-----------------------------------------------------------------

Signature:
-----------------------------------------------------------------

Signature Guaranteed: NOTE:   The above signature must
                              correspond with the name as written
                              upon the face of this Warrant
                              Certificate in every particular,
                              without alteration or enlargement
                              or any change whatever, unless this
                              Warrant has been assigned.

                         ASSIGNMENT


     (To be signed only upon assignment of Warrant)



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns
and transfers unto                           (Name and Address of
Assignee Must Be Printed or Typewritten) the within Warrant, hereby
irrevocably constituting and appointing                    Attorney
to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:         , 199_

                                   --------------------------
                                   Signature of Registered Holder

Signature Guaranteed:  NOTE:       The above signature must
                                   correspond with the name as
                                   written on the face of this
                                   Warrant Certificate in every
                                   particular, without alteration
                                   or enlargement or any change
                                   whatever.

                                                  EXHIBIT B

                                         Warrants



                CLASS D COMMON STOCK PURCHASE WARRANTS

                         LEC TECHNOLOGIES, INC.

          Incorporated Under the Laws of the State of Delaware



          THIS CERTIFIES THAT, for value received,           , the
registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from LEC TECHNOLOGIES, INC., a Delaware corporation (the "Company"), commencing September 1, 1996 and until the close of business on April 30, 1999, at the purchase price of $1.25 (the "Exercise Price") the number of shares of Common Stock of the Company (the "Common Stock"), which is equal to the number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Amended and Restated Warrant Agency Agreement dated as of March 3, 1998 by and between the Company and American Stock Transfer & Trust Company (the "Warrant Agency Agreement") executed in connection herewith, and these Warrants are subject to repurchase by the Company on the terms and conditions contained in such Warrant Agency Agreement.

          This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of American Stock Transfer & Trust Company (the "Warrant Agent") in New York, New York. Payment of such price shall be made at the option of the Holder hereof in cash or by check.

          This Warrant is one of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of up to 2,319,993 shares of Common Stock and is issued under and in accordance with the Warrant Agency Agreement and is subject to the terms and provisions contained in the Warrant Agency Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agency Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent in New York, New York, in the manner and subject to the limitations set forth in the Warrant Agency Agreement.

          The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

          This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          Unless and until so surrendered, this certificate shall not be deemed for all purposes (subject to the further provisions of this paragraph) to evidence the ownership of the whole number of shares of Common Stock into which the Warrants evidenced hereby have been so converted. Unless and until this certificate shall be so surrendered, dividends or distributions payable to holders of record of shares of Common Stock shall not be paid to the holder of this certificate.

          This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant
Agent.

DATED:

Countersigned:

AMERICAN STOCK TRANSFER
  & TRUST COMPANY, Warrant Agent



By:
----------------------------------


                                   LEC TECHNOLOGIES, INC.



                                   By:
                                   ------------------------------
                                   President


                                   Attest:
                                   ------------------------------

                         LEC TECHNOLOGIES, INC.

                              Purchase Form

                              Mailing Address:

-----------------------                 -------------------------

-----------------------                 -------------------------

-----------------------                 -------------------------
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares to be issued in the name of:

-----------------------------------------------------------------
     (Please Print Name, Address and Social Security No.)

-----------------------------------------------------------------

-----------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below:

DATED:         , 199_


Name of Warrantholder or
Assignee
-----------------------------------------------------------------
                         (Please Print)

Address:
-----------------------------------------------------------------

Signature:
-----------------------------------------------------------------

Signature Guaranteed: NOTE:   The above signature must
                              correspond with the name as written
                              upon the face of this Warrant
                              Certificate in every particular,
                              without alteration or enlargement
                              or any change whatever, unless this
                              Warrant has been assigned.

                         ASSIGNMENT

     (To be signed only upon assignment of Warrant)



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns
and transfers unto                            (Name and Address of
Assignee Must Be Printed or Typewritten) the within Warrant, hereby
irrevocably constituting and appointing                    Attorney
to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:         , 199_

                                   ------------------------------
                                   Signature of Registered Holder

Signature Guaranteed:  NOTE:       The above signature must
                                   correspond with the name as
                                   written on the face of this
                                   Warrant Certificate in every
                                   particular, without alteration
                                   or enlargement or any change
                                   whatever.




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